MILES RESIGNATION AGREEMENT                                        EXHIBIT 10.95


                              RESIGNATION AGREEMENT

         THIS RESIGNATION AGREEMENT (the "Agreement") is made as of the 10th day of April, 1997, by and between CareMatrix Corporation, a Delaware corporation (the "Company"), and Kenneth M. Miles ("Miles").

                               W I T N E S S E T H

     WHEREAS, Miles is currently employed by the Company;

     WHEREAS, Miles' employment by the Company is evidenced by an Amended and Restated Employment Agreement, dated as of October 4, 1996 (the "Employment Agreement"); and

     WHEREAS, Miles desires to terminate the Employment Agreement and resign from the Company to pursue other opportunities, effective as of April 1, 1997 (the "Resignation Date").

     NOW THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, including the promises and covenants contained herein, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, the parties agree as follows:

     1. Recitals. The foregoing recitals are true and correct and are incorporated herein by reference.

     2. Resignation.

     (a) Miles hereby resigns from the Company, such resignation to be effective at 11:59 p.m. on the Resignation Date. Miles agrees to promptly execute all documentation that the Company may reasonably request to confirm such resignation. All reimbursable expenses of Miles incurred on behalf of the Company prior to the Resignation Date shall be reimbursed to Miles subject to the existing corporate policies regarding such reimbursement, together with any accrued and unused vacation days.


     (b) Any and all press releases, announcements or other communications concerning or mentioning the resignation of Miles from the Company shall be subject to the prior approval of Miles, other than statements, announcements or other communications in the ordinary course; provided, however, that if Miles makes any statements concerning the reasons for or terms of his resignation from the Company that result in adverse publicity for any related entity, then the Company shall have the right to make any responses deemed necessary to protect its interest.

     (c) Neither the Company nor Miles will make any statements nor take any action to disparage the other, including any executive officer of the Company or member of the Board of Directors of the Company (the "Board"), at anytime whatsoever.

     (d) The Company shall not contest any claim that Miles may make for unemployment compensation.


     3. Severance Payment. On the Resignation Date, the Company shall pay to Miles a lump sum severance payment equal to one (1) year of Miles' base salary, at his current salary rate of One Hundred Twenty-Five Thousand Dollars ($ 125,000) per annum, less State, Federal, Social Security and Medicare withholdings and Insurance Contributions (as defined below) (the "Severance Payment"). In addition, the Company shall pay to Miles a lump sum payment equal to Miles' current car allowance for one (1) year, which in the aggregate equals Six Thousand Dollars ($ 6,000).

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     4. Stock Options. As of the date of this Agreement, Miles currently has unexercised stock options for 60,900 shares of the Company's common stock (the "Options"). The Company represents and warrants that all of Miles' Options are vested and the resale of such Options are registered under the Securities Act of 1933, as amended. The Company shall cause the exercise period with respect to such Options to be extended such that the Options shall be exercisable at any time on or before October 31, 1998.

     5. Benefits.


     (a) Savings Plan. Subject to the terms of the applicable plans and Federal and State laws and regulations, Miles shall have the right to receive a return of all vested contributions of the Company (if any), to the 401(k) plan maintained by the Company. The Company agrees to process promptly any requests by Miles to roll over Miles' 401(k) savings account to a new account.

     (b) Insurance Coverage. Commencing on the Resignation Date and continuing until the earlier of (i) Miles' accepting new employment providing healthcare coverage for Miles and his immediate family or (ii) March 31, 1998, the Company will continue to provide Miles all medical, dental, long term disability and term life insurance benefits in effect as of the Resignation Date. Miles' employee contribution to the medical, dental, disability and life insurance plans (collectively, the "Insurance Contributions") through March 31, 1998, shall be deducted from the Severance Payment as set forth in Section 3 of this Agreement. In the event Miles desires to terminate any of the insurance benefits for which Miles has already paid the Company, Miles shall provide the Company with written notice indicating when he desires the benefits to terminate (the "Notice") and the Company shall reimburse Miles for the period of time when Miles will not be covered by insurance, but for which Miles has already paid, as described in the Notice. From and after the termination of Miles' healthcare coverage with the Company, Miles will be entitled to continuation of such health benefits under the Consolidated Omnibus Budget Reconciliation Act of 1986 (COBRA), unless Miles shall have accepted new employment by the end of the applicable period of time for which such benefits are available under COBRA, in which event Miles shall look to his new employer for healthcare benefits.

     6. References. The Company agrees to respond to any oral or written employment inquiries from any person regarding Miles' status, position and/or employment relationship or employment history with the Company in a positive manner and will, if asked, confirm Miles' dates of employment, his position as Senior Vice President of Finance and compensation level (including salary, bonuses and stock options).

     7. Non-Competition. The Company shall waive all of the non-competition provisions set forth in the Employment Agreement (specifically those set forth in Section 11 thereof), except as provided in Section 8 hereof.

     8. Protection of Proprietary Information. During the course of his employment as an officer of the Company, Miles had access to and gained knowledge with respect to all of the activities and lines of business the Company entered, including, without limitation, the planning, development, management and operation of independent living and assisted living facilities, nursing homes and other health care facilities, the Company's research and development techniques with respect to such facilities, projects and programs, the preparation of market and demand and cost containment studies, project evaluation methods, facility development programs, management techniques related to all aspects of such facilities, projects and programs and related businesses and other valuable and confidential information relating to the business and activities of the Company (the "Confidential Information"). The parties acknowledge that unauthorized disclosure or misuse of the Confidential Information could cause irreparable damage to the Company. The parties also agree that covenants by Miles not to make unauthorized disclosures of the Confidential Information and not to use the Confidential Information in a business in competition with that of the Company are essential to the growth and stability of the business of the Company. Accordingly,


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Miles agrees that, for a period of one (1) year after the Resignation Date,
Miles shall not use or disclose to anyone any Confidential Information obtained by him in the course of his employment with the Company. Nothing contained in this Section 8 shall be deemed to prohibit or restrict Miles from entering into, owning, participating in or otherwise being involved with a business in competition with the Company.

     9. Remedies. In the event of any breach or threatened breach by Miles of the provisions of Section 8 of this Agreement, the Company shall be entitled to an injunction restraining such breach in addition to, and not to the exclusion of, other remedies or relief. Nothing herein shall be construed as prohibiting either party from pursuing any other remedies available to him or it for any other breach or threatened breach of this Agreement by the other party, including the recovery of damages from the other party.

     10. Indemnification. The Company hereby agrees to defend, indemnify and hold harmless Miles to the maximum extent permitted by applicable law and the governing documents of the Company against any loss, liability, cost or expense, in the event that Miles is made, or is threatened to be made, a party to any action, suit or proceeding (whether civil, criminal, administrative or investigative), for any acts or omissions taken or omitted to be taken by Miles in the good faith reasonable belief that such acts or omissions were within the scope of his duties as an employee of the Company, except for acts or omissions which constitute bad faith, gross negligence or willful misconduct by Miles.

     11. Waiver and Release.

     (a) In consideration of the promises and covenants of the parties set forth herein, the Company and Miles hereby, on behalf of themselves, their executors, heirs, administrators, successors, assigns, and anyone else claiming, by, through or under Miles or the Company, waive, release, covenant not to sue and forever discharge each other, their respective parent and subsidiary companies, successors, present and former officers, directors, agents, employees and representatives (hereinafter referred to collectively, with Miles and the Company, as the "Releasees") of, from and with respect to any and all debts, demands, actions, causes of action, suits, covenants, contracts, agreements, promises, torts, damages, claims, demands and liabilities whatsoever of any name and nature, both in law and in equity (hereinafter the "Claims") which either Miles or the Company now has or ever had against each other or any of the Releasees by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of the signing of this Agreement, including, but not limited to, any Claims arising out of, based upon or connected with Miles' employment by the Company, the compensation and working conditions for the employment and/or the termination of that employment and any Claims that might exist under federal, state or local laws, including, but not limited to, any Claims based on race, national origin, handicap, color, age or sex.

     (b) The waiver and release contained in this Section 11 includes any claims that Miles or the Company might otherwise have had based on promises, contracts, laws regarding unfair or bad faith conduct and wrongful discharge, and state and federal statutory protections against discrimination in employment, specifically including, among all the others, any rights or claims that Miles or the Company may have under (i) the Age Discrimination in Employment Act of 1967, as amended (29 USC ss. 621), which prohibits age discrimination in employment, except that this Agreement does not release any claims under that Act that may arise after the signing of this Agreement, (ii) Title VII of the Civil Rights Act of 1964, which prohibits paying men and women unequal pay for equal work and/or, (iii) the Americans with Disabilities Act, which prohibits discrimination against the handicapped. The waiver and release also applies to any claims Miles or the Company may have under applicable state law governing discrimination in employment and applies to any claims that may now exist whether or not now known to Miles or the Company. Miles understands and acknowledges that he has been advised to consult with an attorney prior to executing this Agreement, and he acknowledges that he has been given the opportunity to consider this Agreement for a period of twenty-one (21) days; that he has the right to revoke the Agreement within seven (7) days of the date he signs it by providing written notice to the Company; and that the Agreement shall not become effective or enforceable as to the release of such rights until the eighth (8th) day following the date on which this Agreement is signed by Miles.

     (c) Notwithstanding anything in this Section 11 or any other provision of this Agreement to the contrary, in no event shall Miles or the Company be deemed to have waived or released any Claims with respect to any rights or obligations created under this Agreement. Further, nothing in this Section 11 shall be deemed to limit the provisions of Section 10 of this Agreement in any respect.

     12. Confidentiality.

     (a) Miles agrees that the provisions, terms and conditions of this Agreement are to be held in strict confidence. Miles further agrees not to disclose the fact that the benefits described in this Agreement were offered to him, and/or the terms of this Agreement and/or the terms of the benefits provided to him under this Agreement to anyone, unless compelled by legal process, except his immediate family, his attorney(s), accountant(s) and outplacement personnel, provided they likewise agree not to disclose said information to anyone.

     (b) The Company agrees that the provisions, terms and conditions of this Agreement are to be held in strict confidence. The Company further agrees not to disclose the fact that the benefits described in this Agreement were offered to Miles, and/or the terms of this Agreement and/or the terms of the benefits provided to Miles under this Agreement to anyone, unless compelled by legal process, except that such disclosure may be made to certain employees, servants, agents or persons affiliated with the Company on a need-to-know basis, as determined by the Company.

     13. Notices. All notices and other communications required or permitted under this Agreement shall be in writing and shall be (as elected by the person giving such notice) hand delivered by messenger or overnight courier service or mailed by U.S. certified mail (postage prepaid), return receipt requested, addressed to the parties as follows:

       If to the Company:                          CareMatrix Corporation
                                                   197 First Avenue
                                                   Needham, MA 02194
                                                   Attn:  President

       If to Miles:                                Kenneth M. Miles
                                                   34 Old Stage Road
                                                   Chelmsford, MA 01824


or to such other address as any party may designate by notice complying with the terms hereof. Each such notice shall be deemed delivered (a) on the date delivered if by personal or overnight delivery, or (b) on the date upon which the return receipt is signed, delivery is refused, or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and sent by registered or certified mail to the principal office of the recipient.

     14. Severability. Each section and paragraph hereof shall be considered severable, and if for any reason any section or paragraph is determined to be invalid under current or future law, such invalidity shall not impair the operations of or otherwise affect the valid portions of this Agreement.

     15. Entire Agreement. This instrument contains the entire agreement of the parties and supersedes all other agreements, oral or written, between the parties. It may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

     16. Governing Law. This Agreement shall be governed, construed and enforced in accordance with the laws of the Commonwealth of Massachusetts.

     17. Enforcement Costs. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable fees of attorneys, paralegals, and legal assistants, court costs and all expenses even if not taxable as court costs (including, without limitation, all such fees, costs and expenses incident to appeals), together with any sales tax thereon, incurred in that action or proceeding, in addition to any other relief to which such party or parties may be entitled.

     18. Interpretation. The terms of this Agreement have been negotiated by the parties, and this Agreement shall not be construed or interpreted more strictly against one party than another on the grounds that the Agreement or any draft thereof was prepared by a party or its counsel.

     19. Time of Essence. Time is of the essence of each covenant and obligation of each party to this Agreement.


     IN WITNESS WHEREOF, the parties hereto have caused the due execution hereof as of the date and year first above written.


WITNESSES:                                  CAREMATRIX CORPORATION


                                            By:
-------------------------                       -------------------------------
Name:                                           Name:
                                                Title:

-------------------------                   -----------------------------------
Name:                                           Kenneth M. Miles